UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report: (Date of earliest event reported) August 12, 2004



                     OLD REPUBLIC INTERNATIONAL CORPORATION
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      001-10607                 36-2678171
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
of incorporation)                     File Number)           Identification No.)



               307 North Michigan Avenue, Chicago, Illinois 60601
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (312) 346-8100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure
         -----------------------------------------

On August 12, 2004, Old Republic International Corporation's Board of Directors created two new directorship positions and appointed to those positions, effective immediately, Charles F. Titterton and Dennis Van Mieghem. Mr. Titterton is 62 and retired from Standard & Poor's Corporation where he was an Insurance Group Director for eleven years and prior to that had been a Vice President-Corporate Lending with the Manufacturers Hanover Trust Company for twenty-five years. Mr. Van Mieghem is 64 and a retired partner in the international accounting firm of KPMG, LLP. Mr. Van Mieghem joined the predecessor firm of Peat, Marwick, Mitchell & Co. in 1962, was elected a partner in 1972 and retired in 1998 having served as KPMG's National Tax Practice Director for insurance company taxation. Mr. Titterton and Mr. Van Mieghem are Class 1 and Class 2 Directors, respectively, with terms expiring in 2006 and 2007, respectively. Each of them will serve on the Corporation's Audit Committee. Mr. Titterton will also serve on its Nomination Committee, and Mr. Van Mieghem will also serve on it Compensation Committee


         Exhibits
         --------

99.1     Press Release dated August 12, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         OLD REPUBLIC INTERNATIONAL CORPORATION
                                         Registrant



     Date:  August 12, 2004              By: /s/ A. C. Zucaro
                                            ------------------------------------
                                            Chairman and Chief Executive Officer

                                INDEX TO EXHIBITS
                                -----------------


         Exhibits

99.1     Press Release dated August 12, 2004.